UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  November 9, 2001
(Date of earliest event reported:  November 9, 2001)

KINDER MORGAN MANAGEMENT, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16459 (Commission File Number)	76-0669886 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Item 9.  Regulation FD Disclosure

        In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

             Representatives of Kinder Morgan, Inc. ("KMI"), Kinder Morgan Energy Partners, L.P. ("KMP") and Kinder Morgan Management, LLC ("KMR") intend to make several presentations to institutional investors and others over the next two weeks beginning on November 9, 2001 to address various strategic and financial issues relating to the business plans and objectives of KMI, KMP and KMR. Prior to the meetings, interested parties will be able to view the materials presented at the meetings by visiting KMI’s web site at:
http://www.kindermorgan.com/investor_relations/presentations/kmi_nov2001_presentation.pdf.

S I G N A T U R E

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN MANAGEMENT, LLC

Dated: November 9, 2001	By:	/s/	Joseph Listengart
Joseph Listengart Vice President and General Counsel